EXHIBIT 99.1
ADDITIONAL INFORMATION
Reporting Person: Versata Enterprises, Inc.
     The name and present principal occupation or employment of each director and executive officer of, and each person controlling, Versata Enterprises, Inc. is set forth below. Except as otherwise described herein, the business address of each person named below is c/o Trilogy, Inc., 6011 West Courtyard Dr., Suite 300, Austin, Texas 78730. Each natural person named below is a citizen of the United States of America. During the last five years, no person named below has been convicted in a criminal proceeding, or was a party to a civil proceeding, required to be disclosed herein.

Executive
Name	Director	Officer	Present Principal Occupation or Employment
Joseph A. Liemandt	Yes	Yes	President, Chief Executive Officer, and Chairman of the Board of Trilogy, Inc.; and Assistant Secretary of Versata Enterprises, Inc.

Sean P. Fallon	Yes	Yes	Chief Financial Officer and Vice President of Finance of Trilogy, Inc.; and Chief Financial Officer and Vice President of Finance of Versata Enterprises, Inc.

Dennis R. Cassell (1)	Yes	No	Partner of Haynes and Boone, LLP (1)

Randall Jacops	No	Yes	President and Chief Executive Officer of Versata Enterprises, Inc.

Christopher Smith	No	Yes	Vice President of Operations of Versata Enterprises, Inc.

Lance A. Jones	No	Yes	Vice President and General Counsel of Trilogy, Inc.; and Vice President, General Counsel, and Secretary of Versata Enterprises, Inc.

(1)	The business address of Mr. Cassell is c/o Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202. The principal business of Haynes and Boone, LLP is legal services. The address of Haynes and Boone, LLP is 901 Main Street, Suite 3100, Dallas, Texas 75202.

Reporting Person: Trilogy, Inc.
     The name and present principal occupation or employment of each director and executive officer of, and each person controlling, Trilogy, Inc. is set forth below. Except as otherwise described herein, the business address of each person named below is c/o Trilogy, Inc., 6011 West Courtyard Dr., Suite 300, Austin, Texas 78730. Each natural person named below is a citizen of the United States of America. During the last five years, no person named below has been convicted in a criminal proceeding, or was a party to a civil proceeding, required to be disclosed herein.

Executive
Name	Director	Officer	Present Principal Occupation or Employment
Joseph A. Liemandt	Yes	Yes	President, Chief Executive Officer, and Chairman of the Board of Trilogy, Inc.; and Assistant Secretary of Versata Enterprises, Inc.

Diane Liemandt-Reimann	Yes	No	Investor

Charles I. Frumberg (1)	Yes	No	Managing Member of Emancipation Capital, LLC (1)

Arthur J. Marks (2)	Yes	No	General Partner of Valhalla Partners (2)

Dennis R. Cassell (3)	Yes	No	Partner of Haynes and Boone, LLP (3)

Sean P. Fallon	No	Yes	Chief Financial Officer and Vice President of Finance of Trilogy, Inc.; and Chief Financial Officer and Vice President of Finance of Versata Enterprises, Inc.

Lance A. Jones	No	Yes	Vice President and General Counsel of Trilogy, Inc.; and Vice President, General Counsel, and Secretary of Versata Enterprises, Inc.

(1)	The business address of Mr. Frumberg is c/o Emancipation Capital, LLC, 1120 Avenue of the Americas, Suite 1504, New York, New York 10036. The place of organization of Emancipation Capital, LLC is the State of Delaware. The place of organization of Emancipation Capital Master is the Cayman Islands. The principal business of each of Emancipation Capital, LLC and Emancipation Capital Master is investing. The address of the principal office of each of Emancipation Capital, LLC and Emancipation Capital Master is 1120 Avenue of the Americas, Suite 1504, New York, New York 10036.

(2)	The business address of Mr. Marks is c/o Valhalla Partners, 8000 Towers Crescent Drive, Suite 1050, Vienna, Virginia 22182. The principal business of Valhalla Partners is investments. The address of Valhalla Partners is 8000 Towers Crescent Drive, Suite 1050, Vienna, Virginia 22182.

(3)	The business address of Mr. Cassell is c/o Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202. The principal business of Haynes and Boone, LLP is legal services. The address of Haynes and Boone, LLP is 901 Main Street, Suite 3100, Dallas, Texas 75202.